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                                                                 Exhibit 5.1



                                           FULBRIGHT & JAWORSKI
                                                  L.L.P.
                                A Registered Limited Liability Partnership        Houston
                                      300 Convent Street, Suite 2200           Washington, D.C.
                                         San Antonio, Texas 78205                  Austin
  Telephone: 210/224-5375                                                         San Antonio
  Facsimile: 210/224-8336                                                           Dallas
Writer's Direct Dial Number:                                                       New York
       210/270-9367                                                               Los Angeles
                                                                                    London
                                                                                    Zurich
                                                                                   Hong Kong
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June 22, 1994


Tesoro Petroleum Corporation
8700 Tesoro Drive
San Antonio, Texas 78217

Gentlemen:

        We have acted as counsel for Tesoro Petroleum Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 5,850,000 shares of the Company's common stock, $.16-2/3 par value ("Common Stock"), to be offered upon the terms and subject to the conditions set forth in the Registration Statement on Form S-3
(the "Registration Statement") relating thereto filed with the Securities and Exchange Commission.

        In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation of the Company, the By-Laws of the Company, the corporate proceedings with respect to the offering of shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

        We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

        Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

                (i) The Company has been duly organized and is validly existing in good standing under the laws of the State of Delaware.

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Tesoro Petroleum Corporation
June 21, 1994
Page 2



                        (ii) The shares of Common Stock proposed to be issued have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Prospectus included as part of the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal
Matters" in the Prospectus included as part of the Registration Statement.


                               Very truly yours,


                               Fulbright & Jaworski L.L.P.